Exhibit 99.1


      Bio-Rad Laboratories, Inc.


      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACTION OF 2002


      With respect to the Quarterly Report of Bio-Rad Laboratories, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Schwartz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Action of 2002, that to the best of my knowledge:

           (1)  The Report fully complies with the requirements of
      section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




      /s/ David Schwartz
      David Schwartz
      Chief Executive Officer
      August 13, 2002


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